Exhibit 10.4

Atlantic Union Bankshares Corporation

Supplemental Individual Disability Plan

Plan Document

And

Summary Plan Description

Effective Date: October 1, 2019

1. Introduction

Introduction

Atlantic Union Bankshares Corporation (“Company”) sponsors the Atlantic Union Bankshares Corporation Supplemental Individual Disability Plan (“Plan”), effective October 1, 2019, which consists of fully-insured supplemental long-term disability benefits for the eligible Employees (as defined below) of the Company and other Participating Employers.  The Plan is a welfare benefit plan described in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) established for a select group of management and highly compensated employees.

The Plan is described in this document and the benefits under the Plan are described in the Disability Income Policy issued by the Insurance Company to the Participant (“Insurance Policy”).

Purpose of this Document

This Plan document is intended to conform to and satisfy the plan document and other requirements of ERISA Section 402 and, if applicable, any similar provisions in the Internal Revenue Code of 1986, as amended.

This document provides you with an overview of the Plan and addresses certain information that may not be included in the Insurance Policy. This document, together with the Insurance Policy, is the plan document and summary plan description (“SPD”) required by ERISA. This document is not intended to give you any substantive rights to benefits that are not already provided by the Insurance Policy.

2. Definitions

“Benefit Program” means the supplemental individual disability insurance arrangement providing employee welfare benefits (within the meaning of Section 3(1) of ERISA), maintained or established by the Plan Sponsor.

“Employee” means an executive officer whose annual base salary exceeds $300,000.

“Employer” means the Plan Sponsor and any other entity which adopts the Plan for the benefit of its eligible Employees.  Employers participating in this Plan are listed in Appendix A.

“Insurance Company” means Provident Life and Accident Insurance Company (UNUM) and in the case of additional benefits for executive officers whose annual base salary exceeds $600,000, Lloyd’s of London.

“Participant” means an eligible Employee who timely enrolls in the Plan.

3. General Information About the Plan

Plan Name

The name of the Plan is the Atlantic Union Bankshares Corporation Supplemental Individual Disability Plan.

Type of Plan

The Plan is a group health plan (a type of welfare benefit plan that is subject to the provisions of ERISA).

Plan Year

The plan year is January 1 - December 31.

Plan Number

The plan number is 512

Funding Medium and Type of Plan Administration

The Plan is fully insured. Benefits are provided under the Insurance Policies issued by the Insurance Company to Participants. The Participant will be the owner of the Insurance Policy.  However, while the Participant is covered by the Plan, the Employer will pay 100% of the premiums.  Claims for benefits are sent to the Insurance Company.

The Insurance Company (not the Employer) is responsible for paying benefits on your behalf. Note that the Insurance Company and the Company share responsibility for administering the Plan, as discussed in Section 7.

Any dividends which may be payable under the Insurance Policy shall be the property of the Participant as the owner of the Insurance Policy.  Any retroactive rate or other refunds which may be payable under the Insurance Policy shall be the property of the Company to the extent permitted by law.

Plan Sponsor and Plan Administrator and Named Fiduciary (for Eligibility)

Atlantic Union Bankshares Corporation

1051 East Cary Street Suite 1200

Richmond, VA  23219

804-327-7535

Attn: Susan E. Pfautz, Vice President & Head of Executive Compensation

Plan Sponsor's Employer Identification Number

The Company's employer identification number (EIN) is 80-0463989.

Insurance Companies and Named Fiduciary (for Benefit Claims)

Provident Life and Accident Company (UNUM)

Allison Jenkins, Benefits Consultant

774-437-6158

AJenkins@UNUM.COM

Lloyd’s of London

Brittany Andreini or Jen Pfau

(800) 345-8816

Agent for Service of Legal Process

Atlantic Union Bankshares Corporation

1051 East Cary Street Suite 1200

Richmond, VA  23219

804-327-7535

Attn: Rachael Lape, Senior Vice President & General Counsel

Service of legal process may also be made on the Insurance Company.

Important Disclaimer

Benefits under the Plan are provided solely pursuant to the Insurance Policy issued by the Insurance Company to the Participant. If the terms of this document conflict with the terms of the insurance contract, then the terms of the insurance contract will control, unless superseded by applicable law.

4. Eligibility and Participation Requirements

Eligibility & Enrollment

Executive officers whose annual base salary exceeds $300,000 as of the effective date of the Plan are eligible and became Participants provided they enrolled prior to September 20, 2019.  Thereafter, employees hired or promoted to the status of executive officer and whose compensation exceeds $300,000 become eligible and will become Participants upon notification and the completion of enrollment.

Termination of Participation

Your participation in the Plan terminates on the date you terminate employment with the Company or a Participating Employer. However, since you are the owner of the Insurance Policy, you may continue to pay the premiums following your termination of employment and keep the coverage in place.

5. Summary of Plan Benefits

Available Benefits

The Plan makes supplemental individual disability insurance available to Participants, which, along with the Group LTD offered by the Employer, will cover 60% of your pre-tax base salary up to a combined maximum monthly benefit of $30,000, or in the case of Participants whose annual base salary exceeds $600,000, up to a combined maximum monthly benefit of $55,000.

6. Circumstances That May Affect Benefits

Denial, Loss, or Recovery of Benefits

The Plan may recover overpaid benefits, erroneously paid benefits and certain other benefits through its rights to reimbursement. These Plan rights are described in the Insurance Policy.

Right to Information and Fraudulent Claims

Any person claiming benefits under the Plan shall furnish the Insurance Company with such information and documentation as may be necessary to verify eligibility for and/or entitlement to benefits under the Plan.

The Plan Administrator and the Insurance Company shall have the right and opportunity to have a Participant examined when benefits are claimed, and when and so often as it may be required during the pendency of any claim under the Plan.

If a person is found to have falsified any document in support of coverage or a claim for benefits under the Plan, or failed to have corrected information which such person knows or should have known to be incorrect, or failed to bring such misinformation to the attention of the Plan Administrator or the Insurance Company, the Plan Administrator may, without the consent of any person, and to the fullest extent permitted by applicable law, terminate the person’s Plan coverage, including retroactively.  In addition, the Insurance Company may refuse to honor any claim for benefits under the Plan for the Participant related to the person submitting the falsified information.  Such person shall be responsible, to the fullest extent permitted by applicable law, to provide restitution, including monetary repayment to the Plan, with respect to any overpayment or ineligible payment of benefits.

Other Exclusions

Other circumstances that can result in the termination, reduction, loss or denial of benefits are described in the Insurance Policy.  Please read it carefully.

Administrative Requirements and Timelines

As described in the Insurance Policy, there may be other reasons that a claim for benefits is not paid (or not paid in full). For example, claims must generally be submitted within a certain period of time, and failure to submit within that time period may result in the claim being denied. Please read the Insurance Policy carefully.

7. How the Plan Is Administered

Plan Operations

The Company administers the Plan.  However, because benefits are provided through an Insurance Policy, benefit claims are administered by the Insurance Company.

Plan Administration

The Company is the Plan Administrator but may appoint a committee or other entity or person to administer the Plan from time to time, or perform certain administrative functions. As the Plan Administrator, the Company is responsible for satisfying certain legal requirements under ERISA with respect to the Plan (for example, distributing SPDs and filing an annual report about the Plan with the government).

Power and Authority of Insurance Company

The Plan is fully insured. Benefits are provided under the Insurance Policy issued to the Participant. Claims for benefits are sent to the Insurance Company. The Insurance Company, not the Company, is responsible for determining and paying claims on your behalf.

The Insurance Company is the Named Fiduciary for benefit claims and is responsible for:

●	determining eligibility for a benefit and the amount of any benefits payable under the Plan; and
●	providing the claims procedures to be followed and the claims forms to be used by eligible individuals pursuant to the Plan.

The Insurance Company also has the authority to require eligible individuals to furnish it with such information as it determines is necessary for the proper administration of the Plan.

Determining Eligibility to Participate

The Company is responsible for determining whether a particular individual is eligible to participate in the Plan.

Your Questions

If you have any general questions regarding the Plan (including, for example, whether you are eligible to participate in the Plan), please contact Susan E. Pfautz at 804-327-7535.

If you have questions regarding eligibility for a specific benefit and/or the amount of any benefits payable under the Plan, please contact the Insurance Company.

8. Amendment or Termination of the Plan

The Company, as Plan Sponsor, has the right to amend or terminate any part or all of Plan at any time.  The Plan may be amended or terminated by a written instrument signed by the Company. Note that the Insurance Policy, which is how benefits under the Plan are provided, is not necessarily the same as the Plan. Consequently, termination of the Plan does not necessarily terminate the Insurance Policy.

9. No Contract of Employment

The Plan is not intended to be, and may not be construed as constituting, a contract or other arrangement between you and the Company to the effect that you will be employed for any specific period of time.

11. Claims and Appeals Procedures

In General

The specific guidelines for filing a Claim or a request for a review of a denied claim are set forth in the Insurance Policy.

12. Statement of ERISA Rights

Your Rights

As a Participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all plan Participants shall be entitled to:

Receive Information About the Plan and Benefits

Examine, without charge, at the Company’s principal office and at other specified locations, such as worksites, all documents governing the Plan, including insurance contracts, and a copy of the latest annual report (Form 5500 Series), if any, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Company, copies of documents governing the operation of the Plan, including insurance contracts and copies of the latest annual report (Form 5500 Series) and updated SPD. The Company may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual Form 5500, if any is required by ERISA to be prepared, in which case the Company, as Plan Administrator, is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps that you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report (Form 5500), if any, from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Company, as Plan Administrator, to provide the materials and pay you up to $110 per day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored in whole or in part, and if you have exhausted the claims procedures available to you under the Plan, you may file suit in a state or federal court.

If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor; or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance With Your Questions

If you have any questions about the Plan, you should contact the Company. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor (listed in your telephone directory), or contact the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

IN WITNESS WHEREOF, the Plan is hereby executed on the 13th day of January, 2020.

ATLANTIC UNION BANKSHARES CORPORATION

By: /s/ Loreen Lagatta

Loreen Lagatta

Its: EVP & Chief Human Resources Officer

Appendix A

PARTICIPATING EMPLOYERS

Plan Sponsor

Atlantic Union Bankshares Corporation

Other Participating Employers

Atlantic Union Bank

Old Dominion Capital Management, Inc.

Dixon, Hubard, Feinour, & Brown, Inc.

Middleburg Investment Services, LLC

Atlantic Union Equipment Finance, Inc.

A-1